THE INDEX TO EXHIBITS IS ON PAGE 7 OF THIS DOCUMENT.
       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 2, 2001
                                                          REGISTRATION NO. [   ]
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                              AUSPEX SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                                         93-0963760
------------------------                    ------------------------------------
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

                              2800 SCOTT BOULEVARD
                          SANTA CLARA, CALIFORNIA 95050
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                        1993 DIRECTORS' STOCK OPTION PLAN
                                 1997 STOCK PLAN
                EMPLOYEE STOCK OPTION AGREEMENT FOR GARY J. SBONA
             EMPLOYEE STOCK OPTION AGREEMENT FOR MICHAEL S. WORHACH
                 EMPLOYEE STOCK OPTION AGREEMENT FOR PAUL LOUCAS
                            (FULL TITLE OF THE PLAN)

                                  GARY J. SBONA
                             CHIEF EXECUTIVE OFFICER
                              AUSPEX SYSTEMS, INC.
                              2800 SCOTT BOULEVARD
                          SANTA CLARA, CALIFORNIA 95050
                                 (408) 566-2000
                      (NAME, ADDRESS, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   Copies to:
                           HENRY P. MASSEY, JR., ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300

                         CALCULATION OF REGISTRATION FEE

=========================================== ========================= ======================= =================== ==================
                                                                             PROPOSED              PROPOSED
           TITLE OF EACH CLASS                       AMOUNT                  MAXIMUM               MAXIMUM            AMOUNT OF
             OF SECURITIES TO                        TO BE                   OFFERING             AGGREGATE          REGISTRATION
              BE REGISTERED                        REGISTERED                 PRICE                OFFERING              FEE
                                                                            PER SHARE               PRICE
------------------------------------------- ------------------------- ----------------------- ------------------- ------------------
                                                                                                  $3,092,500
Common Stock
  $0.001 par value, previously issued or
to be issued under the 1993 Directors'             500,000 shares(1)        $6.1850 (2)                                   $773.13
Stock Option Plan...........................

Common Stock
  $0.001 par value, previously issued or         8,000,000 shares(1)        $7.2498 (3)          $57,998,400           $14,499.60
to be issued under the 1997 Stock Plan......

Common Stock
  $0.001 par value, previously issued or
to be issued under the Employee Stock
Option Agreement, dated April 18, 2000,          2,400,000 shares(1)        $9.4375 (4)          $22,650,000            $5,662.50
as amended, between Registrant and Gary
J. Sbona....................................

Common Stock
  $0.001 par value, previously issued or
to be issued under the Employee Stock            1,000,000 shares(1)        $7.3438 (5)           $7,343,800            $1,835.95
Option Agreement, dated August 1, 2000,
between Registrant and Michael S. Worhach...

Common Stock
  $0.001 par value, previously issued or
to be issued under the Employee Stock              200,000 shares(1)        $4.9375 (6)             $987,500              $246.88
Option Agreement, dated July 3, 2000,
between Registrant and Paul Loucas..........
=========================================== ========================= ======================= =================== ==================
         Total                                  12,100,000 shares          $7.60927              $92,072,200           $23,018.06
=========================================== ========================= ======================= =================== ==================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement is the number of additional shares authorized to be issued under (1) the 1993 Directors' Stock Option Plan, (2) the 1997 Stock Plan, (3) the Employee Stock Option Agreement, as amended, dated April 18, 2000, between Registrant and Gary J. Sbona, (4) the Employee Stock Option Agreement, dated August 1, 2000, between Registrant and Michael Worhach, and (5) the Employee Stock Option Agreement, dated July 3, 2000, between Registrant and Paul Loucas.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price of $6.185 represents the weighted average exercise price based on $6.185 per share (the average of the high and low reported prices on the Nasdaq National Market as of January 26, 2001) for 500,000 shares of Common Stock reserved for issuance under the 1993 Directors' Stock Option Plan. The price in the preceding sentence is being used because the exercise prices of options to be granted in the future are not currently determinable.

(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price of $7.2498 represents the weighted average exercise price based on
     (i) the weighted average exercise price of $8.61 per share for options to purchase a total of 3,513,000 shares of Common Stock outstanding under the 1997 Stock Plan and (ii) $6.185 per share (the average of the high and low reported prices on the Nasdaq National Market as of January 26, 2001) for 4,487,000 shares of Common Stock reserved for issuance under the 1997 Stock Plan. The price in (ii) of the preceding sentence is being used because the exercise prices of options to be granted in the future are not currently determinable.

(4) The price of $9.4375 represents the exercise price per share for options to purchase a total of 2,400,000 shares of Common Stock outstanding under the Employee Stock Option Agreement, as amended, dated April 18, 2000, between Registrant and Gary J. Sbona.

(5) The price of $7.3438 represents the exercise price per share for options to purchase a total of 1,000,000 shares of Common Stock outstanding under the Employee Stock Option Agreement dated August 1, 2000, between Registrant and Michael Worhach.

(6) The price of $4.9375 represents the exercise price per share for options to purchase a total of 200,000 shares of Common Stock outstanding under the Employee Stock Option Agreement dated July 3, 2000, between Registrant and Paul Loucas.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3   INFORMATION INCORPORATED BY REFERENCE

     The following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

     ITEM 3(A)

          The Annual Report on Form 10-K of Auspex Systems, Inc. (the "Registrant"), filed on September 28, 2000 pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

     ITEM 3(B)

          The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000, filed on November 14, 2000 pursuant to Section 13 of the Exchange Act.

     ITEM 3(C)

          The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1, filed on May 11, 1993 pursuant to Rule 424(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

          The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on March 26, 1993, as amended.

          The description of the Registrant's Preferred Share Purchase Rights contained in Exhibit 1 to the Registrant's Registration Statement on Form 8-A, filed on April 20, 1995 pursuant to Section 12 of the Exchange Act.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4   DESCRIPTION OF SECURITIES

     Not Applicable.

ITEM 5   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

ITEM 6   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by the Delaware General Corporation Law, the Registrant has included in its Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the By-laws of the Registrant provide that the Registrant is required to indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Registrant is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified. The Registrant has entered into indemnification agreements with its officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. At present, the Registrant is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Registrant in which indemnification would be required or permitted. The Registrant believes that its charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

ITEM 7   EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8   EXHIBITS

               Exhibit
                Number                                Document
               -------                                --------
                 4.2(1)     Preferred Shares Rights Agreement between the Registrant and the First National Bank of Boston as Rights Agent dated April 19,
                            1995.

                 5.1        Opinion of Counsel as to Legality of Securities Being Registered.

                23.1        Consent of Independent Public Accountants.

                23.2        Consent of Counsel (contained in Exhibit 5.1 hereto).

                24.1        Power of Attorney (see page 6).

                99.1        1993 Directors' Stock Option Plan, as amended to date.

                99.2        1997 Stock Plan, as amended to date.

                99.3(2)     Employee Stock Option Agreement, as amended, dated April 18, 2000 between
                            Registrant and Gary J. Sbona.

                99.4        Employee Stock Option Agreement dated August 1, 2000 between Registrant and
                            Michael S. Worhach.

                99.5        Employee Stock Option Agreement dated July 3, 2000 between Registrant and Paul
                            Loucas.

---------------

(1) Incorporated by reference to Exhibit 1 filed in connection with the Registrant's Registration Statement on Form 8-A , which was filed on April 20, 1995.

(2) Incorporated by reference to exhibits filed in response to Item 6(a), "Exhibits," of the Registrant's Quarterly Report on Form 10-Q (File No. 0-21432), which was filed on May 11, 2000.

ITEM 9   UNDERTAKINGS

     A.   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant, Auspex Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on February 2, 2001.

                                       AUSPEX SYSTEMS, INC.

                                       By: /s/ Gary J. Sbona
                                           --------------------------------
                                           Gary J. Sbona,
                                           Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Sbona and Peter R. Simpson, jointly and severally, as his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                                       Title                                   Date
            ---------                                       -----                                   ----
/s/ Gary J. Sbona                         Chief Executive Officer and Director                     February 2, 2001
---------------------------------
(Gary J. Sbona)

/s/ Peter R. Simpson                      Chief Financial Officer (Principal Financial and         February 2, 2001
---------------------------------         Accounting Officer)
(Peter R. Simpson)

/s/ Karl C. Powell                        Director                                                 February 1, 2001
---------------------------------
(Karl C. Powell)

/s/ John E. McNulty                       Director                                                 February 2, 2001
---------------------------------
(John E. McNulty)

/s/ Richard E. Chapman                    Director                                                 February 2, 2001
---------------------------------
(Richard E. Chapman)

                               INDEX TO EXHIBITS

Exhibit
 Number                                Document
-------                                --------
  4.2(1)     Preferred Shares Rights Agreement between the Registrant and the First National Bank of Boston as Rights Agent dated April 19,
             1995.

  5.1        Opinion of Counsel as to Legality of Securities Being Registered.

 23.1        Consent of Independent Public Accountants.

 23.2        Consent of Counsel (contained in Exhibit 5.1 hereto).

 24.1        Power of Attorney (see page 6).

 99.1        1993 Directors' Stock Option Plan, as amended to date.

 99.2        1997 Stock Plan, as amended to date.

 99.3(2)     Employee Stock Option Agreement, as amended, dated April 18, 2000 between
             Registrant and Gary J. Sbona.

 99.4        Employee Stock Option Agreement dated August 1, 2000 between Registrant and
             Michael S. Worhach.

 99.5        Employee Stock Option Agreement dated July 3, 2000 between Registrant and Paul
             Loucas.

---------------

(1) Incorporated by reference to Exhibit 1 filed in connection with the Registrant's Registration Statement on Form 8-A , which was filed on April 20, 1995.

(2) Incorporated by reference to exhibits filed in response to Item 6(a), "Exhibits," of the Registrant's Quarterly Report on Form 10-Q (File No. 0-21432), which was filed on May 11, 2000.